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                      AMES DEPARTMENT STORES, INC.               Exhibit 20
                         AUGUST RESULTS VS. PLAN                Page 2 of 2
                            MANAGEMENT FORMAT
                               (Unaudited)
                              (In Millions)


                                          August, 1995     Fiscal 1995 YTD
                                          Actual Plan (a)   Actual Plan (a)
CASH FLOW SUMMARY:
Beginning Cash & Cash Equivalents          $19.8    $24.0    $30.4    $15.2

Cash Flow from Operations:
   Net Income (Loss)                        (4.6)    (3.0)   (12.5)   (15.9)
   Non-Cash Income Tax Exp (Ben)            (2.0)    (1.3)    (5.4)    (6.9)
   Other                                     0.6      0.5      3.5      3.4
                                        ------------------------------------
Cash Provided by (Used in) Operations       (6.0)    (3.8)   (14.4)   (19.4)

Changes in Working Capital:
   FIFO Inventory (increase) decrease      (13.1)    (8.6)   (81.2)   (69.8)
   Trade Payables increase (decrease)       13.9     (2.0)     9.4     (3.6)
   All Other                                (3.0)    (6.6)   (19.4)   (13.5)
                                        ------------------------------------
Net Changes in Working Capital              (2.2)   (17.2)   (91.2)   (86.9)

Capital Expenditures                        (2.7)    (4.1)   (13.0)   (19.5)

Other:
   ST Borrowings (Payments) - Revolver      14.8     25.0    128.9    150.0
   Capital Lease Payments                   (0.4)    (0.4)    (2.5)    (3.6)
   Long-Term Debt Payments                     -        -    (14.1)   (11.3)
   Financing Fee Payments                      -        -     (0.8)    (1.0)
                                        ------------------------------------
Total Other                                 14.4     24.6    111.5    134.1
                                        ------------------------------------

Increase (Decrease) in Cash & Cash Equiv     3.5     (0.5)    (7.1)     8.3
                                        ------------------------------------

Ending Cash & Cash Equivalents             $23.3    $23.5    $23.3    $23.5
                                        ====================================

(a)As reported on Form 8-K dated August 18, 1995


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